Exhibit 10.2
REALPAGE, INC.
AMENDED AND RESTATED
1998 STOCK INCENTIVE PLAN
AMENDED AND RESTATED
AS OF
April 23, 2010

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REALPAGE, INC.
AMENDED AND RESTATED
1998 STOCK INCENTIVE PLAN
Article I.
Introduction and Purpose of the 1998 Plan
     The REALPAGE, INC. 1998 STOCK INCENTIVE PLAN (the “1998 Plan”) was previously established by REALPAGE, INC. (the “Corporation”) on the Effective Date and was amended and restated on October 22, 2005. Effective as of December 14, 2005, March 28, 2007, February 22, 2008, December 12, 2008, September 28, 2009 and April 20, 2010, pursuant to the authority provided in Article XXI of the 1998 Plan, the Board of Directors and stockholders further amended the 1998 Plan in order to increase the maximum aggregate number of shares of Common Stock with respect to which Options, Restricted Shares and Rights granted without accompanying Options may be granted from time to time under the 1998 Plan. Effective as of December 15, 2006, the 1998 Plan was once again amended and restated to clarify minor non-substantive matters. Effective upon the approval of this Amended and Restated 1998 Stock Incentive Plan by the stockholders of the Corporation (the “Restatement Effective Date”), the 1998 Plan is again amended and restated. This Amended and Restated 1998 Stock Incentive Plan (the “Plan”) shall continue in effect for a term of ten (10) years from the earlier of (a) the adoption of the Plan by the Board or (b) the approval of the Plan by the stockholders of the Corporation.
Article II.
Types of Awards Pursuant to the Plan
          Awards under the Plan may be granted in the form of:
(a)	Incentive Stock Options,

(b)	Non-Qualified Stock Options (unless otherwise indicated, references in the Plan to “Options” include Incentive Stock Options and Non-Qualified Stock Options ),

(c)	Restricted Shares of the Common Stock, $.001 par value per share, of the Corporation, as provided in Article XIV below,

(d)	Rights granted without accompanying Options, or

(e)	Performance Units valued based upon the long-term performance of the Corporation as determined pursuant to Article XV below.
Article III.
Number of Shares Subject to the Plan
     Section 3.01 Aggregate Maximum. The maximum aggregate number of shares of Common Stock with respect to which Options, Restricted Shares and Rights may be granted from time to time under the Plan shall be 20,000,000 shares (subject to adjustment as described in Article XIX below). If for any reason any shares as to which an Option has been granted cease to be subject to purchase hereunder (for any reason other than the exercise thereof), or any Restricted Shares are forfeited to the Corporation, or any Right terminates or expires without being exercised or is surrendered pursuant to an Exchange Program, then the shares in respect of which such Option or Right was granted, or such Restricted Shares, shall become available for subsequent grants under the Plan to the extent permitted by the Code and other applicable law.

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     Section 3.02 Individual Maximum. The maximum number of shares of Common Stock with respect to which Incentive Stock Options, Non-Qualified Stock Options, and Restricted Shares may be granted in any one year to any single employee or consultant shall not exceed 750,000 shares. The maximum dollar amount payable to an Employee during a calendar year upon exercise of a Right shall be $5 million, and with respect to a Performance Unit shall be $5 million with respect to any Incentive Period.
Article IV.
Common Stock Subject to Plan
     Shares of Common Stock with respect to which Awards are granted may be, in whole or in part:
(a)	authorized and unissued shares,

(b)	authorized and issued shares held in the treasury of the Corporation, or

(c)	issued shares reacquired by the Corporation, as the Board of Directors of the Corporation shall from time to time determine.
Article V.
Definitions
     As used herein, the following terms shall have the following meanings:
     Section 5.01 “Acts Harmful to the Interest of the Corporation” means:
(a)	accepting employment with or serving in any other capacity for any business entity that is in competition with the Corporation,

(b)	soliciting, recruiting, or employing any employee of the Corporation for the benefit of another business entity that is not an Affiliate of the Corporation,

(c)	disclosing any trade secret or confidential information of the Corporation under circumstances that are injurious to the Corporation, or

(d)	disparagement of the Corporation or any Affiliate or their business, products, directors, officers or employees.
     Section 5.02 “Affiliate” has the same meaning as in Rule 12b-2 promulgated under the 1934 Act.
     Section 5.03 “Award” means a grant of:
(a)	an Option (whether an Incentive Stock Option or a Non-Qualified Stock Option),

(b)	a Right,

(c)	Restricted Shares, or

(d)	Performance Units.
     Section 5.04 “Beneficiary” means the person or persons (natural or otherwise) designated by an Employee or Consultant, pursuant to a written instrument executed by an Employee or Consultant and filed with the Corporation, to receive any benefits payable hereunder in the event of the Employee’s or Consultant’s death.
     Section 5.05 “Cause” means:

(a)	the unauthorized disclosure of any trade secret or confidential information of the Corporation,

(b)	the commission of an act of dishonesty, embezzlement or fraud,

(c)	the commission of an act of insubordination or willful violation of law or any policy of the Company, or

(d)	conviction of a felony which, in the determination of the Committee, causes substantial injury and discredit to the Corporation.
     Section 5.06 “Code” means the Internal Revenue Code of 1986. as amended.
     Section 5.07 “Committee” means the Compensation Committee or any successor thereto of the Board of Directors.
     Section 5.08 “Common Stock” means the Corporation’s common stock, $.001 par value per share.
     Section 5.09 “Consultant” means a person, other than an Employee, who is providing services to or for the Corporation, a Parent Corporation or a Subsidiary.
     Section 5.10 “Corporation” means RealPage, Inc.
     Section 5.11 “Disability” has the meaning set forth in section 22(e)(3) of the Code or any successor provision thereto.
     Section 5.12 “Effective Date” means November 24, 1998.
     Section 5.13 “Employees” means persons who are employees of the Corporation, a Parent Corporation or one or more of its Subsidiaries.
     Section 5.14 “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Employees and Consultants would have the opportunity to transfer any of their outstanding Awards to a financial institution or other person or entity selected by the Committee, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Committee will determine the terms and conditions of any Exchange Program in its sole discretion.
     Section 5.15 “Excluded Persons” means each of:
(a)	Seren Capital L.P. and Stephen T. Winn or any Affiliate of Stephen T. Winn, and

(b)	a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation.
     Section 5.16 “Fair Market Value Per Share” means the closing price of Common Stock on a determination date (or if there are no sales on such date, on the next preceding date on which there were sales), as reported on the NASDAQ Stock Market or the fair value of Common Stock as determined in good faith by the Committee by applying generally recognized principles of valuing securities.

     Section 5.17 “Incentive Period” means with respect to a Performance Unit a period beginning on the date such Performance Unit is granted and lasting for such period, not shorter than two (2) years and not longer than ten (10) years, as the Committee shall designate.
     Section 5.18 “Incentive Stock Options” means stock options granted to a regular full-time employees (meaning an employee who works thirty (30) hours or more per week) of the Corporation or one or more of its Subsidiaries in the form of incentive stock options as provided in section 422 of the Code.
     Section 5.19 “Options” means stock options granted as either Incentive Stock Options or Non-Qualified Stock Options.
     Section 5.20 “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.
     Section 5.21 “Non-Qualified Stock Option” means Options that do not satisfy the requirements necessary to be classified as, or are otherwise determined by the Committee not to be, Incentive Stock Options.
     Section 5.22 “Parent Corporation” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations other than the Corporation owns stock possessing fifty per cent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     Section 5.23 “Performance Units” means units valued based upon the long-term performance of the Corporation as determined pursuant to Article XV below.
     Section 5.24 “Permitted Transferee” means a member of a holder’s immediate family, trusts for the benefit of such immediate family members, and partnerships in which such immediate family members are the only partners, provided that no consideration is provided for the transfer.
     Section 5.25 “Restricted Period” means the period of time established by the Committee during which Restricted Shares are subject to the restrictions set forth in Section 14.05.
     Section 5.26 “Restricted Shares” means the shares of Common Stock granted to an Employee or Consultant pursuant to Article XIV.
     Section 5.27 “Retirement Age” means age sixty-five (65).
     Section 5.28 “Right” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value Per Share on the exercise date over the Fair Market Value Per Share on the date the Right was granted.
     Section 5.29 “Subsidiary” means any corporation (other than the Corporation), of which fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, directly or indirectly, by the Corporation.
     Section 5.30 “Valuation Date” means the last day of the Incentive Period for a Performance Unit.

     Section 5.31 “Voluntary Termination” means, with respect to:
(a)	an Employee, a termination of employment with the Corporation, a Subsidiary, or any Parent Corporation, which is initiated voluntarily by the Employee, as determined in the sole discretion of the Committee; provided, however, that a “Voluntary Termination” shall not include a termination of employment by reason of death, Disability, retirement from active employment at or after Retirement Age or a breach of any material obligation by the Corporation, and

(b)	a Consultant, a cessation of services for the Corporation, a Subsidiary, or any Parent Corporation, which is initiated voluntarily by the Consultant, as determined in the sole discretion of the Committee.
Article VI.
Administration
     Section 6.01 Administration and Interpretation. The Plan shall be administered, construed and interpreted on behalf of the Board of Directors of the Corporation by the Committee.
     Section 6.02 Persons Subject to Section 16 of the 1934 Act. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law.
     Section 6.03 Powers and Authority of the Committee. The Committee shall have plenary authority in its sole discretion and subject to the express provisions of the Plan to:
(a)	grant Awards;

(b)	determine:
(i)	the number of shares of Common Stock to be covered by each Award,

(ii)	the purchase price (if any) of the Common Stock covered by each Award,

(iii)	the time or times at which Awards shall be granted,

(iv)	the term of or each Award, or any Restricted Period related thereto,

(v)	the Employees or Consultants to whom the Awards may be granted, and whether a grant shall consist of one or more types of Awards;
(c)	modify the terms of an outstanding Award;

(d)	determine the terms and conditions of and to institute any Exchange Program;

(e)	designate a grant of an Option as an Incentive Stock Option or a Non-Qualified Stock Option;

(f)	interpret the terms of:
the Plan, and

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any agreements with an Employee or Consultant that were entered into in connection with or pursuant to the Plan;
(g)	prescribe, amend and rescind rules and regulations relating to the Plan;

(h)	prepare and distribute in such manner as the Committee determines to be appropriate information concerning the Plan; and

(i)	make all other determinations deemed necessary or advisable for the administration of the Plan.
     Section 6.04 Delegations by the Committee. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, however, that the Committee shall not delegate its authority to construe and interpret the Plan, to determine which Employees or Consultants may participate in the Plan, or its authority to make grants of Awards.
     Section 6.05 Adoption of Rules by the Committee. The Committee may adopt, amend and rescind such rules as it deems necessary, desirable or appropriate. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman and appoint a secretary (who may or may not be a Committee member, as the case may be). The secretary shall keep a record of all minutes, file such in the minute book of the Committee, and forward all necessary communications to the Corporation. A majority of the Committee shall constitute a quorum. All decisions of the Committee shall be made by a vote of not less than a majority of the Committee members present at a meeting of the Committee at which a quorum is present or by a written consent signed by all of the members of the Committee.
     Section 6.06 Expenses. All usual and reasonable expenses of the Committee shall be paid by the Corporation, and no member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board of Directors.
     Section 6.07 Outside Advisors. The Board of Directors and the Committee may employ attorneys, consultants, accountants or other persons, and the Board of Directors, the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.
     Section 6.08 Finality of Decisions. All actions taken and all interpretations and determinations made by the Board of Directors or the Committee in good faith with respect to the Plan shall be final and binding upon all Employees and Consultants who have received Awards, the Corporation and all other interested persons.
     Section 6.09 Liability of Committee Members and Delegates. No member of the Board of Directors or the Committee, and no agent to whom the Committee has delegated duties, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or grants made thereunder, and the Corporation shall indemnify and hold harmless each member of the Board of Directors, each member of the Committee and each such agent against all loss, cost, expenses or damages, occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the Plan, to the fullest extent permitted by the Corporation’s certificate of incorporation and bylaws (including the advancement of expenses).

Article VII.
Eligibility; Factors To Be Considered in Granting Awards
     Awards shall be granted only to Employees and Consultants. In determining the Employees and Consultants to whom Awards shall be granted, the number of shares of Common Stock with respect to which each Award shall be granted, the number of Performance Units granted by each Award, and the terms and conditions of each Award, the Committee shall take into account the nature of the Employee’s or and Consultant’s duties, his or her present and potential contributions to the growth and success of the Corporation, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
Article VIII.
Exercise Price of Options and Rights
     The per share exercise price of each Option and Right shall be determined by the Committee, subject to the requirements for Incentive Stock Options set forth in Article XIII below; provided that under no circumstances shall the per share exercise price be less than the Fair Market Value Per Share of the Common Stock on the date such Option or Right is granted.
Article IX.
Date of Grant of Options and Rights
     The Committee shall determine the date on which an Option or a Right is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder. In the absence of such determination, the date on which the Committee adopts a resolution granting an Option or a Right shall be considered the date on which such Option or Right is granted.
Article X.
Term of Options and Rights
     The term of each Option and Right granted under the Plan shall be as the Committee shall determine, but in no event shall any Option or Right have a term of more than ten (10) years from the date of grant, subject to earlier termination as provided in Article XVI and Article XVIII. If the holder of an Incentive Stock Option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation or any Subsidiary, the term of such Incentive Stock Option shall not exceed five (5) years from the date of grant.
Article XI.
Exercise of Options
     Section 11.01 Timing of Exercise. Each Option shall become exercisable in such cumulative installments and upon such events as the Committee may determine in its sole discretion.
     Section 11.02 Forfeiture. Subject to the provisions of this Plan and unless otherwise provided in the option
(a)	agreement, the unvested portion of any Option or Right granted under the Plan to:
(i)	an Employee, shall be forfeited on the date the Employee ceases to be an Employee of the Corporation, a Parent Corporation or a Subsidiary, and

(ii)	a Consultant, shall be forfeited on the date the Consultant ceases providing services to the Corporation, a Subsidiary or a Parent Corporation.
(b)	For purposes of Section 11.02(a) above, services provided by a former Consultant with no gap in service before his or her employment as an Employee shall be treated as a continuation of services, and services provided by a former Employee with no gap in service between his or her termination of employment and his or her commencement of services as a Consultant shall be treated as a continuation of services.
     Section 11.03 Accelerated Vesting.
(a)	Subject to the provisions of this Plan and unless otherwise provided in the option agreement, an Option granted to an Employee under the Plan shall become one hundred percent (100%) vested upon the Employee’s:
(i)	death, or

(ii)	Disability.
(b)	In addition to the acceleration provisions described in Section 11.03(a) above, the Committee may also, in its sole discretion, accelerate the exercisability of any Option or installment thereof at any time.
     Section 11.04 Requirements Regarding Exercise. An Option may be exercised at any time or from time to time (subject, in the case of an Incentive Stock Option, to such restrictions as may be imposed by the Code) as to any or all full shares of Common Stock as to which the Option has become exercisable; provided, however, that an Option shall not be exercised at any time as to less than one hundred (100) shares (or less than the number of shares of Common Stock as to which the Option is then exercisable, if that number is less than one hundred (100) shares).
     Section 11.05 Mechanics of Exercising an Option.
(a)	At the time of exercise of any Option, the per share exercise price of such Option shall be paid in full for each share of Common Stock with respect to which such Option is exercised. The holder of an Option may, upon exercise of such Option, pay for both the option price of the shares and any Federal, state, local, foreign, FlCA and FUTA taxes attributable to such exercise:
(i)	in cash or by means of a bank draft or national brokerage check;

(ii)	through the delivery of shares of Common Stock with a current aggregate fair market value equal to the option price and applicable taxes;

(iii)	through the surrender to the Corporation of such portion of vested Options as shall have an aggregate fair market value equal to the option price and applicable taxes (such surrender shall be treated as an exercise of the Option followed by an immediate sale of the shares, subject to ordinary income tax); or

(iv)	through any combination of (i), (ii) and (iii).
(b)	Prior to the date an option holder is required to pay the Corporation any amount with respect to tax obligations in connection with the exercise of any Option, the option holder may make an irrevocable election to have the Corporation withhold from those shares that would otherwise be received upon the exercise of any Option, a number of shares having a fair market value equal to the amount necessary to satisfy the Corporation’s Federal, state, local and foreign tax withholding obligations and FlCA and FUTA obligations with respect to the exercise of such Option by the option holder.

(c)	If the Corporation’s Common Stock is registered pursuant to Section 12 of the 1934 Act, an option holder may also make payment at the time of exercise of an Option (other than an Incentive Stock Option) by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved in advance by the Corporation that upon such broker’s sale of shares with respect to which such Option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the Option exercise price and any required withholding taxes (subject to the provisions of Article XXII below).
Article XII.
Exercise of Rights
     Section 12.01 Grant of Rights. The Committee may grant a Right in the manner set forth in this Article XII. A Right shall be granted alone, without a corresponding Option. At the time of grant of a Right, the Committee shall set forth the terms and conditions of the Right. The Committee may, in its sole discretion, accelerate the exercisability of any Right granted under the Plan at any time.
     Section 12.02 Exercise of Rights.
(a)	The terms and conditions of a Right shall include all terms and conditions that at the time of grant are required, and, in the discretion of the Committee, may include any additional terms and conditions that at such time are permitted, to be included in Rights granted under this Plan. A Right shall entitle the Employee or Consultant to exercise the Right, to the extent vested and in accordance with the terms set forth in the Award, and to receive in exchange, subject to the provisions of the Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to:
(i)	the excess of:
(A)	the Fair Market Value Per Share on the exercise date over

(B)	the per share exercise price of the Right,
(ii)	multiplied by:
(A)	the number of shares of Common Stock subject to the Right or the portion thereof that is surrendered.
(b)	Upon exercise of a Right, payment shall be made in the form of cash, shares of Common Stock, or a combination thereof, in the sole discretion of the Committee. Shares of Common Stock paid upon exercise of a Right will be valued at the Fair Market Value Per Share on the exercise date. Cash will be paid in lieu of any fractional share of Common Stock based upon the Fair Market Value Per Share on the exercise date. Subject to Article XXII below, no payment will be required from any Employee or Consultant upon exercise of a Right.

Article XIII.
Incentive Stock Options
     Section 13.01 Grant of Incentive Stock Options. The Committee shall designate the Employees to whom Incentive Stock Options are to be granted under the Plan and shall determine the number of shares of Common Stock to be covered by each Incentive Stock Option. Incentive Stock Options may be granted under the Plan at any time within ten (10) years from the date the Plan is amended and restated in 2008, or the date the amended and restated Plan is approved by the Corporation’s stockholders, whichever is earlier. Incentive Stock Options shall be granted only to Employees of the Corporation who regularly work thirty (30) hours or more per week. In no event shall the aggregate fair market value of all Common Stock (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Corporation, any Parent Corporation, and its Subsidiaries) exceed $100,000.
     Section 13.02 Exercise Price of Incentive Stock Options. The purchase price of a share of Common Stock under each Incentive Stock Option shall be determined by the Committee: provided, however, that in no event shall such price be less than one hundred percent (100%) of the Fair Market Value Per Share as of the date of grant or one hundred ten percent (110%) of such Fair Market Value Per Share if the holder of the Incentive Stock Option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation, any Parent Corporation or any Subsidiary.
     Section 13.03 Limitation upon Exercise. Except as provided in Article XVI and Article XVIII below, no Incentive Stock Option shall be exercised at any time unless the holder thereof is then an Employee of the Corporation, a Parent Corporation or one of the Corporation’s Subsidiaries.
     Section 13.04 Amendment of Incentive Stock Options Following Legal Changes. In the event of amendments to the Code or applicable rules or regulations relating to Incentive Stock Options subsequent to the date hereof, the Corporation may amend the provisions of the Plan, and the Corporation and the Employees holding such Incentive Stock Options may agree to amend outstanding option agreements to conform to such amendments.
Article XIV.
Restricted Shares
     Section 14.01 Establishment of the Restricted Period. At the time a grant of Restricted Shares is made, the Committee shall establish a Restricted Period applicable to such Restricted Shares that shall not be more than ten (10) years. Each grant of Restricted Shares may have a different Restricted Period or Restricted Periods. The Committee may, in its sole discretion, at the time a grant of Restricted Shares is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the Restricted Shares granted, and for the lapse or termination of restrictions upon all or any portion of the Restricted Shares upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Committee may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Shares.
     Section 14.02 Lapse of Restrictions Upon Certain Events. Notwithstanding Section 14.01 above, unless provided otherwise in the agreement under which an Award of Restricted Shares is made, all restrictions shall lapse or terminate with respect to all Restricted Shares in the

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case of an Employee, upon such Employee’s death, Disability, or retirement from active employment at or after the Retirement Age.
     Section 14.03 Grant of Restricted Shares. At the time a grant of Restricted Shares is made to an Employee or Consultant, a stock certificate representing a number of shares of Common Stock equal to the number of such Restricted Shares shall be registered in the Employee’s or Consultant’s name but shall be held in custody by the Corporation for such Employee’s or Consultant’s account.
     Section 14.04 Rights and Privileges Associated with Restricted Shares. The Employee or Consultant shall generally have the rights and privileges of a stockholder as to such Restricted Shares, including, without limitation, the right to vote such Restricted Shares.
     Section 14.05 General Restrictions Imposed upon Restricted Shares. Subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply:
(a)	the Employee or Consultant shall not be entitled to receive a stock certificate evidencing Restricted Shares until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee;

(b)	none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Committee; and

(c)	subject to Section 14.02 above and except as otherwise determined by the Committee, all of the shares then subject to a Restricted Period shall be forfeited and the rights of the Employee or Consultant to such Restricted Shares shall terminate without further obligation on the part of the Corporation if:
(A)	in the case of an Employee, the Employee ceases to be an Employee of the Corporation, a Parent Corporation or any of its Subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such Restricted Shares, and

(B)	in the case of a Consultant, the Consultant ceases to perform services for the Corporation, its Parent Corporation or any of its Subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such Restricted Shares, and
     Section 14.06 Dividends. Cash dividends in respect of Restricted Shares shall be currently paid. If a stock dividend is declared and paid in shares of Common Stock in respect of Restricted Shares, then in lieu of paying currently such dividend, the Corporation shall register in the name of the Employee or Consultant a stock certificate representing such shares of Common Stock issued as a dividend in respect of Restricted Shares, and shall cause the Corporation to hold such certificate in custody for the Employee’s or Consultant’s account subject to the same terms and conditions as such Restricted Shares.

     Section 14.07 Forfeiture. Upon the forfeiture of my Restricted Shares, such forfeited Restricted Shares shall be transferred to the Corporation without further action by the Employee or Consultant. The Employee or Consultant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Article XIX below.
     Section 14.08 Vesting. Upon the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for herein, the restrictions applicable to the shares subject to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of Restricted Shares with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Employee or Consultant (or in the event of the Employee’s or Consultant’s death, the Employee’s or Consultant’s Beneficiary). No payment will be required from the Employee or Consultant upon the issuance or delivery of any Common Stock upon the expiration or termination of a Restricted Period with respect to Restricted Shares. The Corporation shall not be required to deliver any fractional share of Common Stock, but shall instead pay, in lieu thereof, the product of:
(a)	the Fair Market Value Per Share (determined as of the date the restrictions expire or terminate) and

(b)	the fraction of a share to which such Employee would otherwise be entitled, subject to Article XXII below.
Article XV.
Award of Performance Units
     Section 15.01 Grant of Performance Units.
(a)	At the time a grant of Performance Units is made, the Committee shall prescribe a range of long-term financial or other performance objectives, including minimum, maximum and target objectives during the Incentive Period applicable to such Performance Units, and shall determine a range of dollar values of each Performance Unit associated with such range of long-term objectives. If the minimum long-term objective prescribed by the Committee for any Performance Unit is not achieved or exceeded, then such Performance Unit shall have no value and no amount shall be payable with respect thereto. If such minimum long-term objective is achieved or exceeded, then the dollar value of all Performance Units to be paid with respect thereto shall be based upon the level of long-term objective achieved, subject to any maximum Performance Unit value imposed by the Committee. If during the course of an Incentive Period there shall occur significant events that were not foreseen in establishing the minimum long-term objective for such Incentive Period and which the Committee expects to have (or believes did have) a substantial effect on such objective during such Incentive Period, in its discretion, the Committee may revise such objective.

(b)	Any Employee who is an Employee of the Corporation, a Parent Corporation or a Subsidiary as of the Valuation Date with respect to Performance Units that have been previously granted to him or her, shall, if the minimum long-term objective referenced in Section 15.01(a) above is met, be eligible to receive a cash award equal to the value of such

Performance Units determined pursuant to such Section 15.02(a) as of the Valuation Date applicable thereto. Payment of such cash award shall be made as soon as practicable following the Valuation Date of such Performance Units, but not later than 2 1/2 months after the end of the calendar year in which the Valuation Date occurs. Except as otherwise provided in Article XVI, any Performance Units granted to an Employee during his or her employment period for which the Incentive Period has not ended shall be forfeited upon the date such employment terminates, and he or she shall not be entitled to any payment in respect thereof.

(c)	Any Consultant who is providing services for the Corporation, a Parent Corporation or a Subsidiary as of the Valuation Date with respect to Performance Units that have been previously granted to him or her, shall, if the minimum long-term objective referenced in Section 15.01(a) above is met, be eligible to receive a cash award equal to the value of such Performance Units determined pursuant to such Section 15.01(a) as of the Valuation Date applicable thereto. Payment of such cash award shall be made as soon as practicable following the Valuation Date of such Performance Units, but not later than 2 1/2 months after the end of the calendar year in which the Valuation Date occurs. Except as otherwise provided in Article XVI, any Performance Units granted to a Consultant who ceases to provide services for the Corporation, a Parent Corporation or a Subsidiary prior to the end of an Incentive Period shall be forfeited upon the date such Consultant ceases to perform such services, and he or she shall not be entitled to any payment in respect thereof.
Article XVI.
Termination of Employment; Cessation of Services
Section 16.01 Options and Rights. The following rules contained in this Section 16.01, to the extent inconsistent with the terms of the Plan, as they existed prior to the amendment and restatement on October 22, 2005, shall apply solely to Awards granted on or after October 22, 2005.
(a)	Rules Applicable to Employees. In the event that the employment of an Employee to whom an Option or Right has been granted under the Plan terminates for any reason (except pursuant to an authorized leave of absence for military or government service as determined by the Committee or as set forth in Article XVIII below), except as otherwise provided in the Employee’s option or right agreement, such Employee shall have a period of (i) in the case of Options and Rights granted before February 22, 2008, thirty (30) days, and (ii) in the case of Options and Rights granted on or after February 22, 2008, ninety (90) days following termination of employment in which to exercise any Options or Rights under the Plan that are vested at the date of termination of employment, and at the end of the 30-day and 90-day periods, as applicable, all rights of such Employee under any then outstanding Options or Rights shall terminate and shall be forfeited immediately as to any unexercised portion thereof. Notwithstanding the foregoing, an Employee who terminates his or her employment with the Corporation, a Parent Corporation or a Subsidiary after having reached Retirement Age shall have a period of one year following termination of employment in which to exercise any such Options or Rights under the Plan that are vested at the date of termination of employment, and at the end of such one-year period, all rights of such Employee under any such then outstanding Options or Rights shall terminate and shall be forfeited immediately as to any unexercised portion thereof.

(b)	Rules Applicable to Consultants. In the event that a Consultant has been granted an Option or Right under the Plan and ceases to perform services for the Corporation, a Parent Corporation or a Subsidiary for any reason (except a cessation of services due to service in the military or government as determined by the Committee or as set forth in Article XVIII below), except as otherwise provided in the Consultant’s option or right agreement, such Consultant shall have a period of thirty (30) days following the cessation of services for the Corporation, a Parent Corporation or a Subsidiary in which to exercise any Options or Rights under the Plan that are vested at the date of cessation of such services, and at the end of the thirty (30) day period, all rights of such Consultant under any then outstanding Options or Rights shall terminate and shall be forfeited immediately as to any unexercised portion thereof.
     Section 16.02 Performance Units.
(a)	Rules Applicable to Employees. Unless otherwise provided in the Employee’s Performance Unit agreement, if an Employee to whom Performance Units have been granted ceases to be an Employee of the Corporation, a Parent Corporation or a Subsidiary prior to the end of the Incentive Period with respect to such Performance Units for any reason other than death, Disability or retirement from active employment at or after the Retirement Age, the Employee shall immediately forfeit all such Performance Units. If an Employee to whom Performance Units have been granted terminates employment by reason of retirement on or after the Retirement Age, Disability or death, he or she shall, if the minimum long-term objectives referenced in Section 15.01(a) are met, be eligible to receive a cash award equal to the value of such Performance Units, determined pursuant to such Section 15.01(a) and payable as soon as practicable following the Valuation Date of such Performance Units, but not later than 2 1/2 months after the end of the calendar year in which the Valuation Date occurs. If the Employee terminates employment due to his or her death or if an Employee who retires from active employment on or after his or her Retirement Age or terminated employment due to Disability dies prior to receipt of any such payment, then his or her designated Beneficiary shall, if the minimum long-term objectives referenced in Section 15.01(a) are met, be entitled to receive a cash award equal to the value of such Performance Units, determined pursuant to Section 15.01(a), and payable as soon as practicable following the Valuation Date of such Performance Units, but not later than 2 1/2 months after the end of the calendar year in which the Valuation Date occurs. In the event that the person designated by the Employee as his or her beneficiary shall not be living at the time, or if no designation has been made, then the payment of such cash award shall be made to the estate of the Employee.

(b)	Rules Applicable to Consultants. Unless otherwise provided in the Consultant’s Performance Unit agreement, if a Consultant to whom

Performance Units have been granted ceases to provide services for the Corporation, a Parent Corporation or a Subsidiary prior to the end of the Incentive Period with respect to such Performance Units for any reason, the Consultant shall immediately forfeit all such Performance Units.
     Section 16.03 Determination of Termination of Employment or Cessation of Services.
(a)	Termination of Employment by an Employee. Any agreement reflecting the grant of an Award to an Employee, and any rules and regulations relating thereto, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Awards granted under the Plan shall not be affected by any change of duties or position so long as the holder continues to be an Employee of the Corporation, a Parent Corporation or any Subsidiary thereof.

(b)	Cessation of Services by a Consultant. Any agreement reflecting the grant of an Award to a Consultant, and any rules and regulations relating thereto, may contain such provisions as the Committee shall approve with reference to the determination of the date on which services will cease to be provided and the effect of any short term interruptions in the provision of services. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Awards granted under the Plan shall not be affected by any change of duties or position so long as the holder continues to be a Consultant (or, if subsequently hired after the grant of an Award, an Employee) of the Corporation, a Parent Corporation or any Subsidiary thereof.
     Section 16.04 No Employment Agreement or Guarantee of a Continued Relationship. Nothing in the Plan or in any Award granted pursuant to the Plan shall confer upon any individual any right to continue in the employ of the Corporation, a Parent Corporation or any Subsidiary or interfere in any way with the right of the Corporation, a Parent Corporation or any Subsidiary to terminate such employment at any time. Similarly, nothing in the Plan or in any Award granted pursuant to the Plan shall confer upon any individual any right to continue in a service provider relationship with the Corporation, a Parent Corporation or any Subsidiary or interfere in any way with the right of the Corporation, a Parent Corporation or any Subsidiary to terminate such relationship at any time.
     Section 16.05 Termination for Cause. Notwithstanding the foregoing provisions of this Articles XVI, an agreement reflecting the grant of an Award may provide for more restricted periods for exercise, or for forfeiture of Awards or cash or Common Stock received pursuant to the exercise of an Award under such agreement, if an Employee’s employment terminates, or the Consultant’s provision of services ceases:
(a)	for Cause, or

(b)	by reason of a Voluntary Termination, and such Employee or Consultant engages in any Acts Harmful to the Interest of the Corporation within one (1) year after the Voluntary Termination.

Article XVII.
Transferability of Options and Rights
          For Awards Granted Prior to the Restatement Effective Date. Incentive Stock Options and Performance Units granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Incentive Stock Options shall be exercisable during the lifetime of the Employee only by the Employee or by the Employee’s guardian or legal representative (unless such exercise would disqualify it as an Incentive Stock Option). Unless the Committee otherwise provides in an agreement regarding the grant of Non-Qualified Stock Options or Rights, such Non-Qualified Stock Options or Rights may be transferred by the holder to Permitted Transferees, provided that there cannot be any consideration for the transfer.
          For Awards Granted On or Following the Restatement Effective Date. Unless determined otherwise by the Committee, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Employee or Consultant granted an Award, only by such Employee or Consultant. If the Committee makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).
Article XVIII.
Death or Disability
          If an Employee to whom an Option or Right has been granted under the Plan shall die or become Disabled while employed by the Corporation, a Parent Corporation or a Subsidiary, such Option or Right may be exercised by the Employee, a legal guardian of the Employee (unless such exercise would disqualify an Option as an Incentive Stock Option), a legatee or legatees of the Employee under the Employee’s last will, or by the Employee’s personal representatives or distributees, whichever is applicable, at any time within twelve (12)months after the date of the Employee’s death or Disability, but in no event later than the date on which the Option or Right terminates. Notwithstanding the above, if an Employee terminates employment or ceases to provide services by reason of Disability and subsequently dies prior to the exercise of any Options or Right, the legatee or legatees of such Employee under the Employee’s last will, or the executor of such Employee’s estate, shall have the right to exercise such Option or Right only during the period ending twelve (12) months after the date of the Employee’s termination of employment by reason of Disability.
Article XIX.
Adjustments upon Changes in Capitalization, etc.
          Notwithstanding any other provision of the Plan, the Committee shall make or provide for such adjustments to the Plan, to the number of shares available thereunder, to the terms and number of shares of Common Stock or other securities available, and/or to the purchase price of a share of Common Stock or other securities available under, any outstanding Awards and/or any target price of the shares of Common Stock affecting the vesting of any outstanding Awards as shall be appropriate to prevent dilution or enlargement, including adjustments in the event of changes in the outstanding Common Stock by reason of stock splits, reverse stock splits, stock dividends, split-ups, recapitalizations, mergers, consolidations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or other distributions of the Corporation’s equity securities without the receipt of consideration by the

Corporation and the like. Notwithstanding the foregoing, the Committee shall make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Corporation is relying upon the exemption afforded thereby with respect to the Award. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee shall make such adjustment as shall be equitable in respect to outstanding Options, Rights, Restricted Shares and Performance Units including revision of outstanding Options, Rights, Restricted Shares and Performance Units so that they may be exercisable or redeemable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive. Any fractional shares resulting from such adjustments to Awards shall be eliminated.
Article XX.
Business Combinations.
     Section 20.01 Exceptions to Events Described in Section 20.03. If any of the transactions described in Section 20.02 below occurs, the events described in Section 20.03 below shall automatically occur, unless:
(a)	an Employee’s or Consultant’s written agreement evidencing a grant of an Award under the Plan provides otherwise, or

(b)	specific provision for the substitution of securities of another corporation, which arises automatically without the necessity of any action by the Board of Directors, is otherwise made in writing in connection with any of the transactions described in Section 20.02 below.
     Section 20.02 Business Combination Transactions. The transactions that are subject to Section 20.01 above include:
(a)	a merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not be the surviving corporation,

(b)	a dissolution of the Corporation,

(c)	a transfer of all or substantially all of the assets of the Corporation in one transaction or a series of related transactions to one or more other persons or entities, or

(d)	any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the 1934 Act), other than Excluded Persons, becoming the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding securities.
     Section 20.03 Impact on Awards Following a Business Combination. If a transaction described in Section 20.02 above occurs and one of the exceptions described in Section 20.01(a) and Section 20.01(b) above does not otherwise apply, the following shall occur with respect to each Award that is outstanding immediately prior to the consummation of any of the transactions described in Section 20.02 above:
(a)	each Option shall terminate, but the holder of any outstanding Option shall be entitled, immediately prior to the effective date of such transaction, to purchase that number of shares of Common Stock subject to the Option that are then vested and exercisable;

(b)	each Right shall terminate, but the holder of a Right shall be entitled, immediately prior to the effective date of such transaction, to receive the amount of cash he would have been entitled to receive upon exercise of that portion of such Right that was vested and exercisable at such time;

(c)	all restrictions on any Restricted Shares that are outstanding but not vested immediately prior to the consummation of such transaction shall continue in full force and effect; and

(d)	each Performance Unit shall terminate, but the recipient of any Performance Unit shall be entitled, immediately prior to the effective date of such transaction, to receive the prorated value of such Unit as if all of the applicable performance objectives had been met on the date of payment, with such proration to be based on that portion of the applicable Incentive Period that has elapsed.
Article XXI.
Termination and Amendment
     Section 21.01 Rights of the Board of Directors. The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time; provided, however, that an amendment shall be subject to stockholder approval if such approval is required by Rule 16b-3 promulgated under the 1934 Act or under any successor rule, the Code or the rules of any securities exchange on which securities of the Corporation are listed or admitted to trading at the time such amendment is adopted. Without shareholder approval, the Board of Directors of the Corporation may not:
(a)	increase the maximum number of shares of Common Stock which may be issued in the form of Incentive Stock Options under the Plan; or

(b)	change the designation of the employees or class of employees eligible to receive Incentive Stock Options under the Plan.
     Section 21.02 Delegation of Authority by the Board of Directors. The Board of Directors may delegate to the Committee all or any portion of its authority under this Article XXI. If the Plan is terminated or amended, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination or amendment. In addition, no suspension, termination, modification or amendment of the Plan may, without the consent of the Employee to whom an Award shall theretofore have been granted, adversely affect the rights of such Employee or Consultant under such Award.
Article XXII.
Withholding Tax
     Section 22.01 Withholding Generally. The Corporation shall have the right to deduct from all amounts paid in cash in consequence of the exercise of an Option or Right, or the settlement of a Performance Unit, under the Plan any taxes required by law to be withheld with respect to such cash payments. Where an Employee, Consultant or other person is entitled to receive shares of Common Stock pursuant to the exercise of an Option or a Right pursuant to the Plan, the Corporation shall have the right to require the Employee, Consultant or such other person to pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Code Section 424(c)) of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Code Section 422(a)(l), the Employee shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the Employee to pay to the Corporation the amount of any taxes that are required by law to be withheld with respect to such disposition.
     Section 22.02 Section 83(b) Elections. Upon termination of the Restricted Period with respect to any Restricted Shares (or such earlier rime, if any, as an election is made by the Employee or Consultant under section 83(b) of the Code, or any successor provisions thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Employee, Consultant or other person receiving shares of Common Stock in respect of such Restricted Shares to pay to the Corporation the amount of taxes that the Corporation is required to withhold with respect to such shares of Common Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Common Stock held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to Restricted Shares the amount of taxes that the Corporation is required to withhold with respect to such dividend payments.
Article XXIII.
Written Agreements; Stock Legends
     Each grant of an Award shall be evidenced by a written agreement, executed by the Employee or Consultant and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require, and certificates evidencing shares of Common Stock issued under the Plan shall have conspicuously noted thereon such restrictions on transferability as the Corporation may require in order to ensure compliance with applicable federal and state securities laws and regulations. Such “written agreements” may be transmitted and exchanged electronically and execution of same may be deemed to have occurred upon an acknowledgment of agreement thereto via web page interface. Without limiting the Committee’s ability to determine the terms and conditions of Awards, the form of Notice of Stock Option Grant attached hereto as Exhibit A is approved for use with Options granted hereunder and the form of Notice of Grant of Restricted Shares attached hereto as Exhibit B is approved for use in connection with the grant of Restricted Shares hereunder, in each case subject to modification by the Committee.

Exhibit A
Form Notice of Stock Option Grant

Exhibit B
Form of Notice of Grant of Restricted Shares